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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-4 of Sensytech, Inc. of our report dated December 16, 2003, except for Note 15, for which the date is July 15, 2004, relating to the financial statements of Sensytech, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Pittsburgh, PA

July 15, 2004